IDENTIVE REPORTS 2013 THIRD QUARTER RESULTS

Performance highlights include 14% sales growth, positive adjusted EBITDA and proceeds from capital raise of $7.1 million

SANTA ANA, Calif. and ISMANING, Germany, November 7, 2013 – Identive (NASDAQ: INVE) (Frankfurt: INV) reported its financial results for the third quarter (Q3) ended September 30, 2013.

Highlights of the quarter included:

·	New management team begins simplification and focus of business

·	14% revenue growth year over year

·	Achievement of $0.6 million adjusted EBITDA

·	Gross proceeds from private placement of $7.1 million

·	Strong demand for our cloud-based SaaS and NFC consumer products.

·	Goodwill impairment related to non-strategic assets and U.S. Federal Government physical access business

Jason Hart, the newly appointed chief executive officer of Identive, said, “In the last two months we have been focused on simplifying Identive Group’s business at all levels. Philosophically and practically we are converting from a group of individual businesses into a single, unified company focused on our high growth product lines. These changes are not complete but are resulting in operational costs savings and lower compliance costs, and are expected to improve our revenue with focused investment in a single global product and sales organization. Our improved performance in Q3 is a positive backdrop to our transition and we are encouraged by the strong demand for our consumer and cloud security products.

“During the third quarter we received new orders for our cloud-based services, including a three-year contract to issue and manage trusted credentials for an international government’s healthcare program and the expansion of activities with a U.S. based Fortune 100 company. Our trusted NFC consumer products enjoyed increasing demand with the popularity of NFC enabled toys for video games. We expect that this trend will continue into Q4 and throughout 2014. Our overall sales backlog has continued to increase and we entered Q4 with committed orders and accounts receivables that represent nearly 40% of our annual revenues, which speaks to the fundamental strength of our sales offerings and pipeline for our trusted solutions.”

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Commenting on management’s near-term goals for the company, Hart stated, “While our pipeline remains strong and orders for our products continue to grow, our overall operating costs and access to working capital have challenged the business. We have taken steps to substantially reduce costs by simplifying our organizational architecture and consolidating or discontinuing under-performing assets. This will result in the divestiture of non-core activities and greater focus on our growing global markets. This activity will continue throughout Q4 and is already resulting in a fundamentally stronger and more focused business. The management team remains very focused on this restructuring in Q4 and will provide further guidance on our growth plans and market alignment in Q1.”

Financial Results for Q3 2013 Compared with Q3 2012

Total revenues were $26.3 million, up 14% from $22.9 million.

Revenues from the Identity Management Services & Solutions segment were $12.3 million, down 11% from $13.8 million. Sales of access control and security solutions decreased 12% year over year as a result of the U.S. Government federal budget sequester, but reflected significant improvement from the prior quarter as federal agencies adapted to lower budget levels and prioritized spending on security programs.

Revenues from the ID Products segment grew 53% to $13.9 million, compared with $9.1 million. This growth was driven by a 131% increase in sales of RFID and NFC products for consumer electronics toys.

GAAP gross profit margin improved to 43%, compared with 42%, primarily due to improving margins in RFID and NFC products arising from higher sales volumes and increased capacity utilization.

Base operating expenses, which include research and development, sales and marketing, and general and administrative costs, were unchanged at $12.1 million.

Impairment charges to goodwill and long-lived assets were $22.9 million, compared with $5.9 million. In addition, restructuring costs of $1.3 million were recorded in Q3 2013.

Including impairment charges and restructuring costs, GAAP net loss was $(24.2) million, or $(0.35) per share, compared with GAAP net loss of $(7.9) million, or $(0.13) per share.

Excluding impairment charges and restructuring costs, non-GAAP net loss was $(1.0) million, or $(0.01) per share, compared with non-GAAP net loss of $(1.6) million, or $(0.03) per share.

Adjusted EBITDA was $0.6 million, compared with $(0.2) million.

Backlog at the end of Q3 was $20.0 million, reflecting orders over the next 12 months for NFC and reader products as well as payment and cloud-based systems; also on the order book is an additional $7.0 million from longer-term contracts. Of the total amounts, $7.0 million in current backlog and $3.0 million in longer-term contracts relates to businesses under review for possible divestiture.

  A common stock offering under a private placement was completed in August 2013, with gross proceeds of $7.1 million to be used to fund operations.
  Cash and cash equivalents were $9.5 million at September 30, 2013, compared with $3.7 million at June 30, 2013. Cash at the end of Q3 included gross proceeds of $7.1 million from the company’s private placement and $2.0 million of football match day concession receipts which were remitted to caterers at the beginning of October.

Commenting on the financial results for Q3 2013, David Wear, chief financial officer of Identive stated, “With the review of our non-performing business areas for potential divestiture and sustained decline in our stock price, we performed an impairment analysis of our goodwill and long-lived assets. Based on this analysis, we concluded that some assets are impaired and recognized preliminary non-cash charges totaling $22.9 million in the quarter, which accounted for $(0.34) per share of the net loss per share recorded in Q3. These charges have no impact on our day-today operations or liquidity and will not result in any future cash expenditures. Looking ahead, our current restructuring activities are expected to result in further charges in the fourth quarter and to result in lower operating expenses in future periods.”

Outlook for Q4 2013

Based on its current expectations and the continued uncertainty associated with the U.S. Government business, management expects revenues of $25.0 million to $27.0 million for the fourth quarter of 2013, and further expects adjusted EBITDA of $(0.0) million to $1.0 million. In addition, and as referenced above, management is in the process of discontinuing underperforming assets which is expected to lead to divestment of certain businesses in the current quarter. Current guidance includes the expected results of these businesses of revenue of $5.0 million to $6.0 million and adjusted EBITDA loss of $(0.5) million to $0.0 million. The timing of such divestment is uncertain.

Conference Call and Webcast Information

Identive will host a conference call and audio webcast today at 5:00 PM Eastern Time, which can be accessed by dialing 888.771.4371 (toll free within the U.S.) or +1 847.585.4405 (for international callers) and using passcode 36033941. A webcast of the call can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.843.7419 (toll free within the U.S.) or +1 630.652.3042 (for international callers) and using passcode 36033941.

Non-GAAP Measures

Non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net loss and net loss per share all exclude various items that are detailed in the financial table and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

About Identive

Identive Group, Inc. (NASDAQ: INVE); (Frankfurt: INV) provides trusted products and solutions that address the markets for identity management, physical and logical access control, and NFC- and RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors.

Non-GAAP Financial Measures (Unaudited)

Identive has provided in this release financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net income (loss) and net income (loss) per share. Identive uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Identive’s ongoing operational performance. Identive believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. As noted, the non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements in Mr. Hart’s quotes regarding continued demand for our consumer and cloud security products, our backlog and accounts receivable in the 2013 fourth quarter, our efforts to simplify and unify our operating structure; our intent to divest certain business activities, the reduction of our cost structure, and expected improvements in sales focus and revenue growth; statements in Mr. Wear’s quote related to expected restructuring charges and expense reductions; and other statements related to our backlog and to expected revenue and adjusted EBITDA results in future periods. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to restructure our operations, divest non-core components of our business and create a simplified focus for our business in a timely fashion; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Nothing contained herein constitutes or should be construed as an offer to sell or a solicitation of an offer to buy any securities in the Company.

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Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Contacts:

Identive:

Darby Dye, +1 949 553 4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595 5195, lstreibel@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
	(Unaudited)

		Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

			Restated (A)		Restated (A)
Net revenue	$26,268	$23,595	$22,945	$70,927	$68,007
Cost of revenue	14,945	14,418	13,225	42,256	39,949

Gross profit	11,323	9,177	9,720	28,671	28,058
Operating expenses:
Research and development	1,956	2,226	2,019	6,192	6,894
Selling and marketing	5,606	5,772	5,440	17,097	18,978
General and administrative	4,540	3,881	4,603	13,025	14,537
Impairment of long-lived assets	325	-	870	325	24,785
Impairment of goodwill	22,622	-	4,979	22,622	26,429
Re-measurement of contingent consideration	-	-	-	-	(5,657)
Restructuring	1,252	-	-	1,252	278

Total operating expenses	36,301	11,879	17,911	60,513	86,244

Loss from operations	(24,978)	(2,702)	(8,191)	(31,842)	(58,186)
Other expense	-	-	23	-	(135)
Interest expense, net	(506)	(770)	(379)	(1,963)	(1,023)
Foreign currency gain (loss), net	312	373	(29)	464	(108)

Loss before income taxes and non-controlling interest	(25,172)	(3,099)	(8,576)	(33,341)	(59,452)
Income tax (provision) benefit	(363)	(7)	(15)	(256)	5,415

Consolidated net loss	(25,535)	(3,106)	(8,591)	(33,597)	(54,037)

Less: net loss attributable to noncontrolling interest	1,322	211	678	1,708	3,524
Net loss attributable to Identive Group,
Inc.stockholders' equity	$(24,213)	$(2,895)	$(7,913)	$(31,889)	$(50,513)

Basic and diluted loss per share attributable to Identive
Group, Inc. stockholders' equity	$(0.35)	$(0.05)	$(0.13)	$(0.50)	$(0.85)

Weighted average shares used to compute basic and

diluted loss per share	68,518	62,248	60,033	63,697	59,441

(A)	As stated in Note 17 to the Consolidated Financial Statements in its 2012 Annual Report on Form 10-K, the Company determined that the income tax benefit of $5.5 million related to its impairment of certain intangible assets should have been recorded in the Company’s Form 10-Q for the three and nine months ended September 30, 2012. The amounts presented for the three and nine months ended September 30, 2012 have been restated to correct the impact of such error. As a result of this correction, consolidated net loss and loss per share was reduced by approximately $5.5 million and $(0.09), respectively, during such periods.

IDENTIVE GROUP, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2013	2012

ASSETS	(unaudited)	(B)
Current assets:
Cash and cash equivalents	$9,541	$7,378
Accounts receivable, net of allowances	17,964	17,261
Inventories	11,010	8,892
Prepaid expenses and other current assets	3,282	3,659
Total current assets	41,797	37,190
Property and equipment, net	8,837	8,892
Goodwill	22,723	45,270
Intangible assets, net	10,572	11,882
Other assets	1,169	1,671
Total Assets	$85,098	$104,905
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,365	$12,926
Liability to related party	1,606	1,552
Liability for consumer cards	6,963	5,811
Financial liabilities	6,477	4,532
Deferred revenue	3,232	2,843
Accrued compensation and related benefits	3,911	3,164
Other accrued expenses and liabilities	8,160	6,490
Total current liabilities	45,714	37,318
Long-term liability to related party	5,804	6,177
Long-term financial liabilities	4,759	9,795
Other long-term liabilities	2,964	2,025
Total liabilities	59,241	55,315
Total stockholders’ equity	25,857	49,590
Total liabilities and stockholders’ equity	$85,098	$104,905

(B)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2012 but does not include all the information and footnotes required by U.S.

GAAP for complete financial statements.

IDENTIVE GROUP, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
	(In thousands)
	(unaudited)

	Three Months Ended			Nine Months Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Reconciliation of GAAP and non-GAAP gross profit
margin
GAAP cost of revenue	14,945	14,418	13,225	42,256	39,949
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(18)	(19)	(18)	(56)	(36)
Transition and integration costs	15	(15)	(137)	-	(238)
Amortization and depreciation	(553)	(566)	(568)	(1,662)	(2,105)

Total reconciling items included in GAAP cost of
revenue	(556)	(600)	(723)	(1,718)	(2,379)

Non-GAAP cost of revenue	14,389	13,818	12,502	40,538	37,570

Non-GAAP gross profit margin	45%	41%	46%	43%	45%

Reconciliation of GAAP and non-GAAP operating
expenses
GAAP operating expenses	36,301	11,879	17,911	60,513	86,244
Reconciling items included in GAAP operating
expenses:
Impairment of long-lived assets	(325)	-	(870)	(325)	(24,785)
Impairment of goodwill	(22,622)	-	(4,979)	(22,622)	(26,429)
Stock-based compensation	(236)	(347)	(545)	(1,039)	(850)
Re-measurement of contingent consideration	-	-	-	-	5,657
Pension expenses	(103)	(101)	-	(309)	-
Gain/loss on disposal of fixed assets	-	-	(6)	-	(15)
Amortization and depreciation	(358)	(509)	(467)	(1,319)	(2,470)
Acquisition costs	-	(13)	10	(13)	(240)
Transition and integration costs	(123)	(99)	(362)	(477)	(1,460)
Restructuring	(1,252)	-	-	(1,252)	(278)

Total reconciling items included in GAAP operating
expenses	(25,019)	(1,069)	(7,219)	(27,356)	(50,870)

Non-GAAP operating expenses	11,282	10,810	10,692	33,157	35,374

Reconciliation of GAAP net loss to adjusted
EBITDA
Net loss attributable to Identive Group, Inc.	(24,213)	(2,895)	(7,913)	(31,889)	(50,513)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	363	7	15	256	(5,415)
Net loss attributable to noncontrolling interest	(1,322)	(211)	(678)	(1,708)	(3,524)
Interest expense, net	506	770	379	1,963	1,023
Foreign currency losses (gains), net	(312)	(373)	29	(464)	108
Other expense (income), net	-	-	(23)	-	135
Impairment of long-lived assets	325	-	870	325	24,785
Impairment of goodwill	22,622	-	4,979	22,622	26,429
Stock-based compensation	254	366	563	1,095	886
Re-measurement of contingent consideration	-	-	-	-	(5,657)
Pension expenses	103	101	-	309	-
Amortization and depreciation	911	1,077	1,035	2,981	4,575
Acquisition costs	-	13	(10)	13	240
Transition and integration costs	108	114	499	477	1,698
Gain/loss on disposal of fixed assets	-	-	6	-	15
Restructuring	1,252	-	-	1,252	278

Total reconciling items included in GAAP net loss	24,810	1,864	7,664	29,121	45,576

Adjusted EBITDA	597	(1,031)	(249)	(2,768)	(4,937)

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands) (unaudited)

-- Continued –

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Reconciliation of GAAP net loss to GAAP net
income (loss)
Net loss attributable to Identive Group, Inc.
Stockholders’ Equity	($24,213)	($2,895)	($7,913)	($31,889)	($50,513)
Net loss per share	($0.35)	($0.05)	($0.13)	($0.50)	($0.85)
Reconciling items included in GAAP net loss:
Impairment of long-lived assets	325	-	870	325	24,785
Impairment of goodwill	22,622	-	4,979	22,622	26,429
Impairment related tax benefit	-	-	-	-	(5,504)
Re-measurement of contingent consideration	-	-	-	-	(5,657)
Amortization of intangible assets	293	435	424	1,163	2,844

Total reconciling items included in GAAP net loss	23,240	435	6,273	24,110	42,897

Non-GAAP net loss	($973)	($2,460)	($1,640)	($7,779)	($7,616)

Non-GAAP net loss per share	($0.01)	($0.04)	($0.03)	($0.12)	($0.13)

Weighted average shares used to compute basic
and diluted loss per share	68,518	62,248	60,033	63,697	59,441